Exhibit 8.1

List of Subsidiaries and Affiliates of the Registrant

The following table sets forth the legal name, location and country of incorporation and percentage ownership of each of the registrant’s subsidiaries and affiliated companies as of December 31, 2016:

Subsidiary Name	Country of Incorporation	Ownership Percentage
Magic Software Japan K.K	Japan	100%
Magic Software Enterprises Inc..	Delaware	100%
Magic Software Enterprises (UK) Ltd .	United Kingdom	100%
Hermes Logistics Technologies Limited	United Kingdom	100%
Magic Software Enterprises Spain Ltd	Spain	100%
Coretech Consulting Group, Inc.	Pennsylvania	100%
Coretech Consulting Group LLC	Delaware	100%
Magic Software Enterprises (Israel) Ltd	Israel	100%
Magic Software Enterprises Netherlands B.V.	Netherlands	100%
Magic Software Enterprises France .	France	100%
Magic Beheer B.V.	Netherlands	100%
Magic Benelux B.V.	Netherlands	100%
Magic Software Enterprises GMBH	Germany	100%
Magic Software Enterprises India Pvt. Ltd	India	100%
Onyx Magyarorszag Szsoftverhaz	Hungary	100%
Fusion Solutions LLC.	Delaware	100%
Fusion Technical Solutions LLC.	Delaware	49%
Xsell Resources Inc.	Pennsylvania	100%
Magix Integration (Proprietary) Ltd	South Africa	100%
Complete Business Solutions Ltd	Israel	100%
Datamind Technologies Ltd	Israel	80%
AppBuilder Solutions Ltd	United Kingdom	100%
CommIT Technology Solutions Ltd	Israel	77.8%
CommIT Software Ltd (shares held by Comm-IT Technology Solutions Ltd.)	Israel	100%
CommIT Embedded Ltd (shares held by Comm-IT Technology Solutions Ltd.)	Israel	75%
Valinor Ltd. (shares held by Comm-IT Technology Solutions Ltd.)	Israel	100%
Dario Solutions IT Ltd (shares held by Comm-IT Technology Solutions Ltd.)	Israel	100%
Quickode Ltd (shares held by Comm-IT Technology Solutions Ltd.)	Israel	100%
Twingo Ltd (shares held by Comm-IT Technology Solutions Ltd.)	Israel	60%
Roshtov Software Industries Ltd	Israel	60%
Pilat Europe Ltd.	United Kingdom	100%
Pilat (North America), Inc.	New Jersey	100%
F.T.S. - Formula Telecom Solutions Ltd	Israel	100%
FTS Bulgaria Ltd. (FTS Global Ltd.)	Bulgaria	100%
BridgeQuest Labs, Inc...	North Carolina	100%
BridgeQuest, Inc.	North Carolina	100%
Allstates Consulting Services LLC	Delaware	100%
Comblack IT Ltd	Israel	70%
Yes-IT Ltd. (shares held by Comblack IT Ltd)	Israel	100%
Shavit Software (2009) Ltd. (shares held by Comblack Ltd)	Israel	100%
Infinigy (UK) Holdings Limited	United Kingdom	100%
Infinigy (US) Holding Inc.	Georgia	100%
Infinigy Solutions LLC.	Georgia	70%
Infinigy Engineering LLP (shares held by Infinigy Solutions LLC.).	Georgia	99.9%
Skysoft Solutions Ltd.	Israel	75%
Futurewave Systems, Inc.	Georgia	100%